UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

                   July 10, 2009
Date of Report (Date of earliest event reported)

                  Lincoln National Corporation
(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 N. Radnor Chester Road, Radnor, PA  19087
(Address of principal executive offices)  (Zip Code)

(Registrant’s telephone number including area code: (484) 583-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 10, 2009, Lincoln National Corporation (“LNC”) entered into a Letter Agreement, which includes the Securities Purchase Agreement – Standard Terms (collectively, the “Purchase Agreement”), and a related side letter (the “Side Letter”) with the United States Department of the Treasury (the “Treasury”), as part of the Capital Purchase Program (the “CPP”).  Pursuant to the Purchase Agreement, LNC issued and sold (i) 950,000 shares of LNC’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Preferred Stock”) and (ii) a warrant (the “Warrant”) to purchase 13,049,451 shares of LNC common stock, no par value per share (“Common Stock”), for an aggregate purchase price of $950,000,000 in cash.

The following summary of the terms of the Purchase Agreement, the Side Letter, the Preferred Stock, the Warrant and Form of Waiver is not intended to be complete and is qualified in its entirety by reference to the Purchase Agreement, the Side Letter, the Articles of Amendment (as defined below), the Warrant and the Form of Waiver, which are attached hereto as Exhibits 10.1, 10.2, 3.1, 4.1 and 10.3 respectively, and are incorporated herein by reference.

The Preferred Stock has a liquidation preference of $1,000.00 per share and will pay cumulative dividends at the rate of 5% per year for the first five years and 9% per year thereafter.  Although the Articles of Amendment provide that LNC may not redeem the Preferred Stock during the first three years after its issuance except with the proceeds from a “Qualified Equity Offering” (as defined in the Articles of Amendment filed as Exhibit 3.1 hereto), the Side Letter provides that LNC shall be permitted to repay the Preferred Stock in accordance with the American Recovery and Reinvestment Act of 2009, as amended, and any rules and regulations thereunder.  The repurchase or redemption price of the Preferred Stock is equal to the liquidation amount plus accrued and unpaid dividends.  Under current guidance and the Purchase Agreement, when the Preferred Stock is repaid, LNC may repurchase the Warrants at “fair market value” as defined in the Purchase Agreement.  The Side Letter and current guidance provide that, if LNC does not choose to exercise its option to repurchase the Warrants in conjunction with the repurchase of the Preferred Stock, the Treasury shall liquidate the Warrants associated with such Preferred Stock.

The Preferred Stock ranks senior to LNC’s Common Stock and pari passu with LNC’s outstanding preferred stock and will rank pari passu with any other future preferred stock (excepting any future preferred stock that by its terms ranks junior to any other preferred stock).

The Preferred Stock is generally non-voting, except for class voting rights on the issuance of shares ranking senior to the Preferred Stock, amendments to the rights of the holders of Preferred Stock or any merger, exchange or similar transaction which would adversely affect the rights of the holders of the Preferred Stock.  In addition, if dividends on the Preferred Stock have not been paid in full for an aggregate of six quarterly dividend periods or more, whether consecutive or not, the holders of the Preferred Stock, voting together with holders of any then outstanding voting parity stock, will have the right to elect two directors.

The Warrant has a 10-year term and is immediately exercisable upon its issuance, with an exercise price, subject to adjustment pursuant to anti-dilution provisions, equal to $10.92 per share of Common Stock.  If LNC receives aggregate gross cash proceeds of not less than $950,000,000 from Qualified Equity Offerings on or prior to December 31, 2009, the number of shares of Common Stock issuable pursuant to the Treasury’s exercise of the Warrant will be reduced by one half of the original number of shares, taking into account all adjustments, underlying the Warrant.  Pursuant to the Purchase Agreement, the Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued to it upon exercise of the Warrant.

Prior to July 10, 2012, unless LNC has redeemed the Preferred Stock or the Treasury has transferred the Preferred Stock to a third party, the consent of the Treasury will be required for LNC to (1) declare or pay any dividend or make any distribution on its Common Stock (other than regular quarterly cash dividends of not more than $0.01 per share of Common Stock) or (2) redeem, purchase or acquire any shares of its Common Stock or other capital stock or equity securities, other than repurchases of Preferred Stock or repurchases in connection with benefit plans consistent with past practice in the ordinary course of business as specified in the Purchase Agreement. The redemption, purchase or other acquisition of trust preferred securities of LNC or its affiliates is also subject to restrictions set forth in the Purchase Agreement.  In addition, under the Articles of Amendment, LNC’s ability to declare or pay dividends or repurchase shares of its Common Stock or other capital stock or equity securities is subject to restrictions in the event that LNC fails to declare and pay (or set aside for payment) full dividends on the Preferred Stock.

Under the terms of the Purchase Agreement and the Side Letter, LNC agreed that, until such time as the Treasury ceases to own the Preferred Stock acquired pursuant to the Purchase Agreement, LNC will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111 of the Emergency Economic Stabilization Act of 2008, as amended (the “ESSA”), as implemented by any guidance or regulation under the ESSA that has been issued and is in effect as of the date of issuance of the Preferred Stock.  LNC also agreed not to adopt any benefit plans with respect to, or which cover, its senior executive officers that do not comply with the ESSA.

Each of LNC’s senior executive officers and certain other employees of LNC executed a waiver pursuant to the terms of the Purchase Agreement, voluntarily waiving any claim against the Treasury or LNC for any changes to his or her compensation or benefits that are required to comply with the ESSA and any guidance or regulation thereunder and acknowledging that such changes may require modification of the employment, compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) as they relate to the period the Treasury holds the Preferred Stock.

The Preferred Stock and Warrant were issued in a private placement exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.  LNC has granted the Treasury certain registration rights with respect to the Preferred Stock, the Warrant and the shares of Common Stock underlying the Warrant.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 3.03.  Material Modification to Rights of Security Holders.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 9, 2009, LNC filed Articles of Amendment (the “Articles of Amendment”) with the Indiana Secretary of State for the purpose of amending its Restated Articles of Incorporation to establish the designations, preferences, limitations and relative rights of the Preferred Stock.  The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 7.01   Regulation FD Disclosure.

On July 10, 2009, LNC issued a press release announcing the consummation of the transaction described above under “Item 1.01. Entry into a Material Definitive Agreement.”  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

3.1	Articles of Amendment to LNC’s Restated Articles of Incorporation establishing the Preferred Stock

4.1	Warrant for the Purchase of Shares of Common Stock

10.1	Letter Agreement, dated July 10, 2009, between LNC and the Treasury

10.2	Side Letter, dated July 10, 2009, between LNC and the Treasury

10.3	Form of Waiver

99.1	Press Release dated July 10, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION
By /s/ Frederick J. Crawford
Name: Frederick J. Crawford
Title: Executive Vice President and
Chief Financial Officer

Date:  July 10, 2009

INDEX TO EXHIBITS

Exhibit
Number	Description

3.1	Articles of Amendment to LNC’s Restated Articles of Incorporation establishing the Preferred Stock

4.1	Warrant for the Purchase of Shares of Common Stock

10.1	Letter Agreement, dated July 10, 2009, between LNC and the Treasury

10.2	Side Letter, dated July 10, 2009, between LNC and the Treasury

10.3	Form of Waiver

99.1	Press Release dated July 10, 2009